NEWS RELEASE
April 21, 2022

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED MARCH 31, 2022

1st Quarter 2022 Highlights:
•The loan portfolio, excluding the Payroll Protection Program (“PPP”) loans, organically grew $407 million, or 12 percent annualized, in the current quarter.
•Net income of $67.8 million for the current quarter, an increase of $17.1 million, or 34 percent, from the prior quarter net income of $50.7 million.
•Non-interest expense of $130 million, decreased $3.7 million, or 3 percent, over the prior quarter non-interest expense of $134 million. Excluding the $6.2 million of acquisition-related expenses, non-interest expense was $124 million during the current quarter.
•Net interest income, on a tax-equivalent basis, was $190 million in the current quarter. Excluding the PPP loans, net interest income was $187 million which increased $3.2 million, or 2 percent, over the prior quarter net interest income of $184 million.
•Net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.20 percent compared to 3.21 percent in the prior quarter. The core net interest margin for the current quarter of 3.07 percent, increased 3 basis points from 3.04 percent in the prior quarter.
•Core deposits increased $383 million, or 7 percent annualized, during the current quarter.
•The Company completed the core system conversion of the Altabank division. This conversion was the largest and most complex in the Company’s history.
•Declared a quarterly dividend of $0.33 per share, an increase of $0.01 per share or 3 percent over the prior quarter regular dividend. The Company has declared 148 consecutive quarterly dividends and has increased the dividend 49 times.

Financial Summary

	At or for the Three Months ended
(Dollars in thousands, except per share and market data)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Operating results
Net income	$67,795	50,709	80,802
Basic earnings per share	$0.61	0.46	0.85
Diluted earnings per share	$0.61	0.46	0.85
Dividends declared per share[1]	$0.33	0.42	0.31
Market value per share
Closing	$50.28	56.70	57.08
High	$60.69	60.54	67.35
Low	$49.61	52.62	44.55
Selected ratios and other data
Number of common stock shares outstanding	110,763,316	110,687,533	95,501,819
Average outstanding shares - basic	110,724,655	110,687,365	95,465,801
Average outstanding shares - diluted	110,800,001	110,789,632	95,546,922
Return on average assets (annualized)	1.06%	0.78%	1.73%
Return on average equity (annualized)	8.97%	6.28%	14.12%
Efficiency ratio	57.11%	57.68%	46.75%
Dividend payout ratio[2]	54.10%	91.30%	36.47%
Loan to deposit ratio	63.52%	63.24%	70.72%
Number of full time equivalent employees	3,439	3,436	2,994
Number of locations	223	224	193
Number of ATMs	273	273	250
______________________
1 Includes a special dividend declared of $0.10 per share for the three months ended December 31, 2021.
2 Excluding the special dividend, the dividend payout ratio was 69.57 percent for the three months ended December 31, 2021.

KALISPELL, Mont., Apr 21, 2022 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $67.8 million for the current quarter, a decrease of $13.0 million, or 16 percent, from the $80.8 million of net income for the prior year first quarter. Diluted earnings per share for the current quarter was $0.61 per share, a decrease of 28 percent from the prior year first quarter diluted earnings per share of $0.85. The $13.0 million decrease in first quarter earnings over the prior year first quarter was driven primarily by a $15.4 million decrease in the PPP related income, a $12.6 million decrease in gain on the sale of residential loans, an increase of $7.0 million of credit loss expense, and a $6.1 million increase in acquisition-related expenses. For the quarter, the Company experienced a $28.7 million increase, or 18 percent, in net interest income over the prior year first quarter. “The Glacier team started off the year with strong loan growth and earnings momentum,” said Randy Chesler, President and Chief Executive Officer. “While accelerating inflation and higher interest rates may create some economic headwinds, we remain optimistic about the year.”

Asset Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Dec 31, 2021	Mar 31, 2021
Cash and cash equivalents	$436,805	437,686	878,450	(881)	(441,645)
Debt securities, available-for-sale	6,535,763	9,170,849	5,853,315	(2,635,086)	682,448
Debt securities, held-to-maturity	3,576,941	1,199,164	588,751	2,377,777	2,988,190
Total debt securities	10,112,704	10,370,013	6,442,066	(257,309)	3,670,638
Loans receivable
Residential real estate	1,125,648	1,051,883	745,097	73,765	380,551
Commercial real estate	8,865,585	8,630,831	6,474,701	234,754	2,390,884
Other commercial	2,661,048	2,664,190	3,100,584	(3,142)	(439,536)
Home equity	715,963	736,288	625,369	(20,325)	90,594
Other consumer	362,775	348,839	324,178	13,936	38,597
Loans receivable	13,731,019	13,432,031	11,269,929	298,988	2,461,090
Allowance for credit losses	(176,159)	(172,665)	(156,446)	(3,494)	(19,713)
Loans receivable, net	13,554,860	13,259,366	11,113,483	295,494	2,441,377
Other assets	1,995,955	1,873,580	1,336,553	122,375	659,402
Total assets	$26,100,324	25,940,645	19,770,552	159,679	6,329,772

Total debt securities of $10.113 billion at March 31, 2022 decreased $257 million, or 2 percent, during the current quarter and increased $3.671 billion, or 57 percent, from the prior year first quarter. During 2020 and 2021, the Company experienced a sizeable increase in the investment portfolio as a result of the excess liquidity from the increase in core deposits. Debt securities represented 39 percent of total assets at March 31, 2022 compared to 40 percent at December 31, 2021 and 33 percent of total assets at March 31, 2021.

During the current quarter, the Company transferred $2.247 billion of available-for-sale (“AFS”) debt securities with a $55.7 million unrealized loss to held-to-maturity (“HTM”) designation after the Company determined it had both the intent and ability to hold such securities until maturity.

The loan portfolio of $13.731 billion at March 31, 2022 increased $299 million, or 2 percent, in the current quarter and increased $2.461 billion, or 22 percent, from the prior year first quarter. Excluding the PPP loans, the loan portfolio increased $407 million, or 12 percent annualized, during the current quarter with the largest dollar increase in commercial real estate which increased $235 million, or 11 percent annualized. Excluding the PPP loans and loans from the acquisition of Altabancorp and its Altabank subsidiary (“Alta”), the loan portfolio increased $1.486 billion, or 14 percent, from the prior year first quarter with the largest dollar increase in commercial real estate loans which increased $988 million, or 15 percent.

Credit Quality Summary

	At or for the Three Months ended	At or for the Year ended	At or for the Three Months ended
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Allowance for credit losses
Balance at beginning of period	$172,665	158,243	158,243
Acquisitions	—	371	—
Provision for credit losses	4,344	16,380	489
Charge-offs	(2,695)	(11,594)	(4,246)
Recoveries	1,845	9,265	1,960
Balance at end of period	$176,159	172,665	156,446
Provision for credit losses
Loan portfolio	$4,344	16,380	489
Unfunded loan commitments	2,687	6,696	(441)
Total provision for credit losses	$7,031	23,076	48
Other real estate owned	$—	—	1,839
Other foreclosed assets	43	18	1,126
Accruing loans 90 days or more past due	4,510	17,141	3,733
Non-accrual loans	57,923	50,532	29,887
Total non-performing assets	$62,476	67,691	36,585
Non-performing assets as a percentage of subsidiary assets	0.24%	0.26%	0.19%
Allowance for credit losses as a percentage of non-performing loans	282%	255%	465%
Allowance for credit losses as a percentage of total loans	1.28%	1.29%	1.39%
Net charge-offs as a percentage of total loans	0.01%	0.02%	0.02%
Accruing loans 30-89 days past due	$16,080	50,566	44,616
Accruing troubled debt restructurings	$33,702	34,591	41,345
Non-accrual troubled debt restructurings	$2,501	2,627	4,702
U.S. government guarantees included in non-performing assets	$5,068	4,028	2,778

Non-performing assets of $62.5 million at March 31, 2022 decreased $5.2 million, or 8 percent, over the prior quarter. Non-performing assets increased $25.9 million, or 71 percent, over the prior year first quarter primarily as a result of the Alta acquisition and two credit relationships. Non-performing assets as a percentage of subsidiary assets at March 31, 2022 was 0.24 percent compared to 0.26 percent in the prior quarter and 0.19 percent in the prior year first quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $16.1 million at March 31, 2022 decreased $34.5 million from the prior quarter with a large portion of the decrease primarily isolated to a single credit relationship. Early stage delinquencies decreased $28.5 million from the prior year first quarter. Early stage delinquencies as a percentage of loans at March 31, 2022 was 0.12 percent, which was a decrease of 26 basis points from prior quarter and an 28 basis points increase from prior year first quarter.

The current quarter credit loss expense of $7.0 million included $4.3 million of credit loss from loans and $2.7 million of credit loss from unfunded loan commitments.

The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at March 31 2022 was 1.28 percent which was a 1 basis point decrease compared to the prior quarter and an 11 basis points decrease from the prior year first quarter.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs (Recoveries)	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
First quarter 2022	$4,344	$850	1.28%	0.12%	0.24%
Fourth quarter 2021	19,301	616	1.29%	0.38%	0.26%
Third quarter 2021	2,313	152	1.36%	0.23%	0.24%
Second quarter 2021	(5,723)	(725)	1.35%	0.11%	0.26%
First quarter 2021	489	2,286	1.39%	0.40%	0.19%
Fourth quarter 2020	(1,528)	4,781	1.42%	0.20%	0.19%
Third quarter 2020	2,869	826	1.42%	0.15%	0.25%
Second quarter 2020	13,552	1,233	1.42%	0.22%	0.27%

The current quarter provision for credit loss expense for loans was $4.3 million which was a decrease of $15.0 million from the prior quarter, which was driven by the prior quarter acquisition of Alta and the requirement to fully fund an allowance for credit loses on loans post-acquisition. Current quarter provision for credit loss expense increased $3.9 million from the prior year first quarter provision for credit loss expense of $489 thousand.

Net charge-offs for the current quarter were $850 thousand compared to $616 thousand for the prior quarter and $2.3 million from the same quarter last year. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

PPP Loans

	At or for the Three Months ended
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
PPP interest income	$3,348	8,660	13,523
Deferred compensation on originating PPP loans	—	—	5,213
Total PPP income impact	$3,348	8,660	18,736
Total PPP Loans	$60,680	168,677	975,791
Net remaining fees	1,912	5,077	28,134

The Company continued to actively work with its PPP loan customers to obtain forgiveness from the SBA during the current quarter. The Company received $108 million in PPP loan forgiveness during the current quarter. As of March 31, 2022, the Company had $60.7 million of PPP loans remaining.

In the current quarter, the Company recognized $3.3 million of interest income (including deferred fees and costs) from the PPP loans. The income recognized in the current quarter included $3.0 million acceleration of net deferred fees in interest income resulting from the SBA forgiveness of loans. Net deferred fees remaining on the balance of the PPP loans at March 31, 2022 was $1.9 million, which will be recognized into interest income over the remaining life of the loans or when the loans are forgiven in whole or in part by the SBA.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Dec 31, 2021	Mar 31, 2021
Deposits
Non-interest bearing deposits	$7,990,003	7,779,288	6,040,440	210,715	1,949,563
NOW and DDA accounts	5,376,881	5,301,832	4,035,455	75,049	1,341,426
Savings accounts	3,287,521	3,180,046	2,206,592	107,475	1,080,929
Money market deposit accounts	4,044,655	4,014,128	2,817,708	30,527	1,226,947
Certificate accounts	995,147	1,036,077	965,986	(40,930)	29,161
Core deposits, total	21,694,207	21,311,371	16,066,181	382,836	5,628,026
Wholesale deposits	3,688	25,878	38,143	(22,190)	(34,455)
Deposits, total	21,697,895	21,337,249	16,104,324	360,646	5,593,571
Repurchase agreements	958,479	1,020,794	996,878	(62,315)	(38,399)
Federal Home Loan Bank advances	80,000	—	—	80,000	80,000
Other borrowed funds	57,258	44,094	33,452	13,164	23,806
Subordinated debentures	132,661	132,620	132,499	41	162
Other liabilities	239,838	228,266	208,014	11,572	31,824
Total liabilities	$23,166,131	22,763,023	17,475,167	403,108	5,690,964

Core deposits of $21.694 billion increased $383 million, or 7 percent annualized, during the current quarter and non-interest bearing deposits increased $211 million, or 11 percent annualized, during the current quarter. Excluding the Alta acquisition, core deposits increased $2.354 billion, or 15 percent, from the prior year first quarter. During 2020 and 2021, the Company experienced unprecedented increases in core deposits as a result of increased customer savings and federal stimulus. During the current quarter, the Company continued to experience a slowing of the deposit growth rates. Non-interest bearing deposits were 37 percent of total core deposits at March 31, 2022 and December 31, 2021 compared to 38 percent at March 31, 2021.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Dec 31, 2021	Mar 31, 2021
Common equity	$3,182,002	3,150,263	2,215,465	31,739	966,537
Accumulated other comprehensive (loss) income	(247,809)	27,359	79,920	(275,168)	(327,729)
Total stockholders’ equity	2,934,193	3,177,622	2,295,385	(243,429)	638,808
Goodwill and core deposit intangible, net	(1,034,987)	(1,037,652)	(567,034)	2,665	(467,953)
Tangible stockholders’ equity	$1,899,206	2,139,970	1,728,351	(240,764)	170,855

Stockholders’ equity to total assets	11.24%	12.25%	11.61%
Tangible stockholders’ equity to total tangible assets	7.58%	8.59%	9.00%
Book value per common share	$26.49	28.71	24.03	(2.22)	2.46
Tangible book value per common share	$17.15	19.33	18.10	(2.18)	(0.95)

Tangible stockholders’ equity of $1.899 billion at Mach 31, 2022 decreased $241 million, or 11 percent, from the prior quarter which was primarily driven by a decrease in the unrealized gain on the AFS debt securities during the current quarter which was driven by an increase in interest rates. Tangible stockholders’ equity at March 31, 2022 increased $171 million, or 10 percent, from the prior year first quarter which largely was the result of $840 million of Company common stock issued for the acquisition of Alta, despite the increase in goodwill and core deposit intangibles associated with the Alta acquisition and a decrease in the unrealized gain on the AFS debt securities. Tangible book value per common share of $17.15 at the current quarter end decreased $2.18 per share, or 11 percent, from the prior quarter and decreased $0.95 per share, or 5 percent, from a year ago primarily as a result of the decrease in unrealized gain on AFS debt securities.

Cash Dividends
On March 30, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share, an increase of $0.01 per share or 3 percent over the prior quarter regular dividend. The dividend was payable April 21, 2022 to shareholders of record on April 12, 2022. The dividend was the 148th consecutive dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended March 31, 2022
Compared to December 31, 2021, and March 31, 2021
Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Dec 31, 2021	Mar 31, 2021
Net interest income
Interest income	$190,516	192,825	161,552	(2,309)	28,964
Interest expense	4,961	5,203	4,740	(242)	221
Total net interest income	185,555	187,622	156,812	(2,067)	28,743
Non-interest income
Service charges and other fees	17,111	17,576	12,792	(465)	4,319
Miscellaneous loan fees and charges	3,555	3,745	2,778	(190)	777
Gain on sale of loans	9,015	11,431	21,624	(2,416)	(12,609)
Gain (loss) on sale of investments	446	(693)	284	1,139	162
Other income	3,436	2,303	2,643	1,133	793
Total non-interest income	33,563	34,362	40,121	(799)	(6,558)
Total income	219,118	221,984	196,933	(2,866)	22,185
Net interest margin (tax-equivalent)	3.20%	3.21%	3.74%

Net Interest Income
The current quarter net interest income of $186 million decreased $2.1 million, or 1 percent, compared to the prior quarter and increased $28.7 million, or 18 percent, from the prior year first quarter. The current quarter interest income of $191 million decreased $2.3 million, or 1 percent, over the prior quarter and was driven by the decrease of $5.3 million in interest income from the PPP loans. The current quarter interest income increased $29.0 million over the prior year first quarter primarily due to $30.2 million of interest income from Altabank division which more than offset the $10.2 million decrease in interest income from the PPP loans.

The current quarter interest expense of $5.0 million decreased $242 thousand, or 5 percent, over the prior quarter. Interest expense increased $221 thousand, or 5 percent, over the prior year first quarter primarily the result of an increase in deposit balances. The total cost of funding (including non-interest bearing deposits) was 9 basis points in the current and prior quarters compared to 12 basis points in the prior year first quarter which was driven by the decrease in rates on deposits and borrowings.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.20 percent compared to 3.21 percent in the prior quarter and 3.74 in the prior year first quarter. The core net interest margin, excluding 8 basis points of discount accretion, 1 basis point from non-accrual interest and 4 basis points increase from the PPP loans, was 3.07 percent compared to 3.04 in the prior quarter and 3.56 percent in the prior year first quarter. The core net interest margin increased 3 basis points in the current quarter as a result of increased investment yields that more than offset the decrease in the core loan yields. The core net interest margin decreased 49 basis points from the prior first quarter due to the decrease in core loan yields.

Non-interest Income
Non-interest income for the current quarter totaled $33.6 million which was a decrease of $799 thousand, or 2 percent, over the prior quarter and a decrease of $6.6 million, or 16 percent, over the same quarter last year.

Gain on the sale of residential loans of $9.0 million for the current quarter decreased $2.4 million, or 21 percent, compared to the prior quarter and decreased $12.6 million, or 58 percent, from the prior year first quarter. The current quarter mortgage activity was lower than prior periods as a result reduced mortgage purchase and refinance activity after the historic highs the Company recently experienced.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Dec 31, 2021	Mar 31, 2021
Compensation and employee benefits	$79,074	77,703	62,468	1,371	16,606
Occupancy and equipment	10,964	11,259	9,515	(295)	1,449
Advertising and promotions	3,232	3,436	2,371	(204)	861
Data processing	7,475	7,468	5,206	7	2,269
Other real estate owned and foreclosed assets	—	34	12	(34)	(12)
Regulatory assessments and insurance	3,055	2,657	1,879	398	1,176
Core deposit intangibles amortization	2,664	2,807	2,488	(143)	176
Other expenses	23,844	28,683	12,646	(4,839)	11,198
Total non-interest expense	$130,308	134,047	96,585	(3,739)	33,723

Total non-interest expense of $130 million for the current quarter decreased $3.7 million, or 2.8 percent, over the prior quarter which was driven by a $2.0 million decrease in acquisition-related expenses during the current quarter. Acquisition-related expenses was $6.2 million in the current quarter compared to $8.2 million in the prior quarter and $104 thousand in the prior year first quarter. “Excluding current quarter acquisition-related expense, non-interest expense was $124 million. For the quarter, the Bank divisions have been excellent in controlling non-interest expenses,” said Ron Copher, Chief Financial Officer.

Total non-interest expense increased $33.7 million, or 35 percent, over the prior year first quarter which was primarily driven by the acquisition of Alta. Excluding $17.5 million of non-interest expense from the Altabank division, $5.2 million from deferred compensation on the PPP loans in the prior year, and acquisition-related expenses, non-interest expense increased $4.9 million, or 5 percent, from the prior year first quarter. The increase includes $1.7 million from compensation and employee benefits driven by the increased number of employees, annual salary increases and $1.0 million increased expenses associated with equity investment in tax credits.

Federal and State Income Tax Expense
Tax expense during the first quarter of 2022 was $14.0 million, an increase of $4.7 million, or 51 percent, compared to the prior quarter and a decrease of $5.5 million, or 28 percent, from the prior year first quarter. The effective tax rate in the current quarter was 17.1 percent compared to 15.5 percent in the prior quarter with the increase driven by higher taxable income. The effective tax rate in the current quarter of 17.1 percent compared to 19.4 percent in the prior year first quarter with the decrease in the current quarter attributable to lower taxable income.

Efficiency Ratio
The efficiency ratio was 57.11 percent in the current quarter compared to 57.68 percent in the prior quarter and 46.75 in the prior year first quarter. Excluding acquisition-related expenses, the efficiency ratio would have been 54.33 percent in the current quarter compared to 54.09 percent in the prior quarter and 46.70 percent in the prior year first quarter. The increase in the efficiency ratio from the prior year first quarter was driven by the decrease in gain on the sale of residential loans, the decrease in income from the PPP loans and the increase in non-interest expense.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those set forth in this news release:

•the risks associated with lending and potential adverse changes on the credit quality of loans in the Company’s portfolio;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin and overall profitability;
•legislative or regulatory changes, such as the those signaled by the Biden Administration, as well as increased banking and consumer protection regulation that adversely affect the Company’s business;
•ability to complete pending or prospective future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;
•reduced demand for banking products and services;
•the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain and maintain customers;
•competition among financial institutions in the Company's markets may increase significantly;
•the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;
•the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;
•consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;
•dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;
•material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;
•natural disasters, including fires, floods, earthquakes, and other unexpected events;
•the Company’s success in managing risks involved in the foregoing; and

•the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, April 22, 2022. The conference call will be accessible by telephone and webcast. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 8258327. To participate on the webcast, log on to: https://edge.media-server.com/mmc/p/oshci2jh. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 8258327 by April 29, 2022.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Assets
Cash on hand and in banks	$282,335	198,087	227,745
Interest bearing cash deposits	154,470	239,599	650,705
Cash and cash equivalents	436,805	437,686	878,450
Debt securities, available-for-sale	6,535,763	9,170,849	5,853,315
Debt securities, held-to-maturity	3,576,941	1,199,164	588,751
Total debt securities	10,112,704	10,370,013	6,442,066
Loans held for sale, at fair value	51,284	60,797	118,731
Loans receivable	13,731,019	13,432,031	11,269,929
Allowance for credit losses	(176,159)	(172,665)	(156,446)
Loans receivable, net	13,554,860	13,259,366	11,113,483
Premises and equipment, net	373,123	372,597	322,354
Other real estate owned and foreclosed assets	43	18	2,965
Accrued interest receivable	81,467	76,673	79,331
Deferred tax asset	120,025	27,693	—
Core deposit intangible, net	49,594	52,259	53,021
Goodwill	985,393	985,393	514,013
Non-marketable equity securities	13,217	10,020	10,022
Bank-owned life insurance	167,298	167,671	122,843
Other assets	154,511	120,459	113,273
Total assets	$26,100,324	25,940,645	19,770,552
Liabilities
Non-interest bearing deposits	$7,990,003	7,779,288	6,040,440
Interest bearing deposits	13,707,892	13,557,961	10,063,884
Securities sold under agreements to repurchase	958,479	1,020,794	996,878
FHLB advances	80,000	—	—
Other borrowed funds	57,258	44,094	33,452
Subordinated debentures	132,661	132,620	132,499
Accrued interest payable	2,284	2,409	2,590
Deferred tax liability	—	—	3,116
Other liabilities	237,554	225,857	202,308
Total liabilities	23,166,131	22,763,023	17,475,167
Commitments and Contingent Liabilities
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	1,108	1,107	955
Paid-in capital	2,339,405	2,338,814	1,495,438
Retained earnings - substantially restricted	841,489	810,342	719,072
Accumulated other comprehensive (loss) income	(247,809)	27,359	79,920
Total stockholders’ equity	2,934,193	3,177,622	2,295,385
Total liabilities and stockholders’ equity	$26,100,324	25,940,645	19,770,552

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended
(Dollars in thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Interest Income
Debt securities	$38,654	35,711	27,306
Residential real estate loans	15,515	13,728	10,146
Commercial loans	124,556	131,158	113,541
Consumer and other loans	11,791	12,228	10,559
Total interest income	190,516	192,825	161,552
Interest Expense
Deposits	3,464	3,708	3,014
Securities sold under agreements to repurchase	393	467	689
Federal Home Loan Bank advances	12	—	—
Other borrowed funds	220	184	174
Subordinated debentures	872	844	863
Total interest expense	4,961	5,203	4,740
Net Interest Income	185,555	187,622	156,812
Provision for credit losses	7,031	27,956	48
Net interest income after provision for credit losses	178,524	159,666	156,764
Non-Interest Income
Service charges and other fees	17,111	17,576	12,792
Miscellaneous loan fees and charges	3,555	3,745	2,778
Gain on sale of loans	9,015	11,431	21,624
Gain (loss) on sale of debt securities	446	(693)	284
Other income	3,436	2,303	2,643
Total non-interest income	33,563	34,362	40,121
Non-Interest Expense
Compensation and employee benefits	79,074	77,703	62,468
Occupancy and equipment	10,964	11,259	9,515
Advertising and promotions	3,232	3,436	2,371
Data processing	7,475	7,468	5,206
Other real estate owned and foreclosed assets	—	34	12
Regulatory assessments and insurance	3,055	2,657	1,879
Core deposit intangibles amortization	2,664	2,807	2,488
Other expenses	23,844	28,683	12,646
Total non-interest expense	130,308	134,047	96,585
Income Before Income Taxes	81,779	59,981	100,300
Federal and state income tax expense	13,984	9,272	19,498
Net Income	$67,795	50,709	80,802

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	March 31, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,140,224	$15,515	5.44%	$1,104,232	$13,728	4.97%
Commercial loans [1]	11,318,767	125,919	4.51%	11,184,129	132,561	4.70%
Consumer and other loans	1,075,102	11,791	4.45%	1,082,341	12,228	4.48%
Total loans [2]	13,534,093	153,225	4.59%	13,370,702	158,517	4.70%
Tax-exempt debt securities [3]	1,723,125	15,664	3.64%	1,693,761	15,552	3.67%
Taxable debt securities [4]	8,883,211	26,465	1.19%	8,709,938	23,555	1.08%
Total earning assets	24,140,429	195,354	3.28%	23,774,401	197,624	3.30%
Goodwill and intangibles	1,036,315			1,031,002
Non-earning assets	756,422			950,923
Total assets	$25,933,166			$25,756,326
Liabilities
Non-interest bearing deposits	$7,859,706	$—	—%	$7,955,888	$—	—%
NOW and DDA accounts	5,279,984	845	0.06%	5,120,484	970	0.08%
Savings accounts	3,246,512	332	0.04%	3,133,654	346	0.04%
Money market deposit accounts	4,030,795	1,381	0.14%	3,883,818	1,374	0.14%
Certificate accounts	1,019,595	897	0.36%	1,051,787	1,004	0.38%
Total core deposits	21,436,592	3,455	0.07%	21,145,631	3,694	0.07%
Wholesale deposits [5]	17,191	9	0.22%	26,104	14	0.21%
Repurchase agreements	970,544	393	0.16%	1,015,369	467	0.18%
FHLB advances	15,000	12	0.33%	—	—	—%
Subordinated debentures and other borrowed funds	179,725	1,092	2.46%	167,545	1,028	2.43%
Total funding liabilities	22,619,052	4,961	0.09%	22,354,649	5,203	0.09%
Other liabilities	249,316			199,207
Total liabilities	22,868,368			22,553,856
Stockholders’ Equity
Common stock	1,107			1,107
Paid-in capital	2,338,887			2,338,013
Retained earnings	847,172			815,726
Accumulated other comprehensive (loss) income	(122,368)			47,624
Total stockholders’ equity	3,064,798			3,202,470
Total liabilities and stockholders’ equity	$25,933,166			$25,756,326
Net interest income (tax-equivalent)		$190,393			$192,421
Net interest spread (tax-equivalent)			3.19%			3.21%
Net interest margin (tax-equivalent)			3.20%			3.21%
______________________________
1 Includes tax effect of $1.4 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended March 31, 2022 and December 31, 2021, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.3 million and $3.2 million on tax-exempt debt securities income for the three months ended March 31, 2022 and December 31, 2021, respectively.
4 Includes tax effect of $225 thousand on federal income tax credits for the three months ended March 31, 2022 and December 31, 2021, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	March 31, 2022			March 31, 2021
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,140,224	$15,515	5.44%	$893,052	$10,146	4.54%
Commercial loans [1]	11,318,767	125,919	4.51%	9,412,281	114,928	4.95%
Consumer and other loans	1,075,102	11,791	4.45%	949,736	10,559	4.51%
Total loans [2]	13,534,093	153,225	4.59%	11,255,069	135,633	4.89%
Tax-exempt debt securities [3]	1,723,125	15,664	3.64%	1,545,484	14,710	3.81%
Taxable debt securities [4]	8,883,211	26,465	1.19%	4,713,936	15,851	1.35%
Total earning assets	24,140,429	195,354	3.28%	17,514,489	166,194	3.85%
Goodwill and intangibles	1,036,315			568,222
Non-earning assets	756,422			843,305
Total assets	$25,933,166			$18,926,016
Liabilities
Non-interest bearing deposits	$7,859,706	$—	—%	$5,591,531	$—	—%
NOW and DDA accounts	5,279,984	845	0.06%	3,830,856	570	0.06%
Savings accounts	3,246,512	332	0.04%	2,092,517	138	0.03%
Money market deposit accounts	4,030,795	1,381	0.14%	2,719,267	865	0.13%
Certificate accounts	1,019,595	897	0.36%	971,584	1,422	0.59%
Total core deposits	21,436,592	3,455	0.07%	15,205,755	2,995	0.08%
Wholesale deposits [5]	17,191	9	0.22%	38,076	19	0.20%
Repurchase agreements	970,544	393	0.16%	1,001,394	689	0.28%
FHLB advances	15,000	12	0.33%	—	—	—%
Subordinated debentures and other borrowed funds	179,725	1,092	2.46%	165,830	1,037	2.54%
Total funding liabilities	22,619,052	4,961	0.09%	16,411,055	4,740	0.12%
Other liabilities	249,316			193,858
Total liabilities	22,868,368			16,604,913
Stockholders’ Equity
Common stock	1,107			955
Paid-in capital	2,338,887			1,495,138
Retained earnings	847,172			710,137
Accumulated other comprehensive (loss) income	(122,368)			114,873
Total stockholders’ equity	3,064,798			2,321,103
Total liabilities and stockholders’ equity	$25,933,166			$18,926,016
Net interest income (tax-equivalent)		$190,393			$161,454
Net interest spread (tax-equivalent)			3.19%			3.73%
Net interest margin (tax-equivalent)			3.20%			3.74%
______________________________
1 Includes tax effect of $1.4 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended March 31, 2022 and 2021, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.3 million and $3.0 million on tax-exempt debt securities income for the three months ended March 31, 2022 and 2021, respectively.
4 Includes tax effect of $225 thousand and $255 thousand on federal income tax credits for the three months ended March 31, 2022 and 2021, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Dec 31, 2021	Mar 31, 2021
Custom and owner occupied construction	$265,579	$263,758	$153,226	1%	73%
Pre-sold and spec construction	258,429	257,568	154,312	—%	67%
Total residential construction	524,008	521,326	307,538	1%	70%
Land development	180,270	185,200	103,960	(3)%	73%
Consumer land or lots	184,217	173,305	133,409	6%	38%
Unimproved land	90,498	81,064	62,002	12%	46%
Developed lots for operative builders	61,276	41,840	27,310	46%	124%
Commercial lots	98,403	99,418	61,289	(1)%	61%
Other construction	833,218	762,970	604,326	9%	38%
Total land, lot, and other construction	1,447,882	1,343,797	992,296	8%	46%
Owner occupied	2,675,681	2,645,841	1,973,309	1%	36%
Non-owner occupied	3,190,519	3,056,658	2,372,644	4%	34%
Total commercial real estate	5,866,200	5,702,499	4,345,953	3%	35%
Commercial and industrial	1,378,500	1,463,022	1,883,438	(6)%	(27)%
Agriculture	731,248	751,185	728,579	(3)%	—%
1st lien	1,466,279	1,393,267	1,130,339	5%	30%
Junior lien	33,438	34,830	35,230	(4)%	(5)%
Total 1-4 family	1,499,717	1,428,097	1,165,569	5%	29%
Multifamily residential	545,483	545,001	380,172	—%	43%
Home equity lines of credit	753,362	761,990	664,800	(1)%	13%
Other consumer	207,827	207,513	191,152	—%	9%
Total consumer	961,189	969,503	855,952	(1)%	12%
States and political subdivisions	659,742	615,251	546,086	7%	21%
Other	168,334	153,147	183,077	10%	(8)%
Total loans receivable, including loans held for sale	13,782,303	13,492,828	11,388,660	2%	21%
Less loans held for sale [1]	(51,284)	(60,797)	(118,731)	(16)%	(57)%
Total loans receivable	$13,731,019	$13,432,031	$11,269,929	2%	22%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Mar 31, 2022	Mar 31, 2022	Mar 31, 2022
Custom and owner occupied construction	$233	237	246	233	—	—
Land development	240	250	330	240	—	—
Consumer land or lots	160	309	325	160	—	—
Unimproved land	128	124	243	113	15	—
Commercial lots	—	—	368	—	—	—
Other construction	12,884	12,884	—	12,884	—	—
Total land, lot and other construction	13,412	13,567	1,266	13,397	15	—
Owner occupied	3,508	3,918	5,272	3,508	—	—
Non-owner occupied	1,526	6,063	4,615	1,526	—	—
Total commercial real estate	5,034	9,981	9,887	5,034	—	—
Commercial and Industrial	4,252	3,066	6,100	3,366	886	—
Agriculture	28,801	29,151	8,392	25,641	3,160	—
1st lien	2,015	2,870	4,303	1,996	19	—
Junior lien	301	136	290	111	190	—
Total 1-4 family	2,316	3,006	4,593	2,107	209	—
Multifamily residential	6,469	6,548	—	6,469	—	—
Home equity lines of credit	1,416	1,563	3,614	1,321	95	—
Other consumer	543	460	1,017	355	145	43
Total consumer	1,959	2,023	4,631	1,676	240	43
Other	—	112	1,470	—	—	—
Total	$62,476	67,691	36,585	57,923	4,510	43

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Dec 31, 2021	Mar 31, 2021
Custom and owner occupied construction	$703	$1,243	$963	(43)%	(27)%
Pre-sold and spec construction	—	443	—	(100)%	n/m
Total residential construction	703	1,686	963	(58)%	(27)%
Land development	317	—	—	n/m	n/m
Consumer land or lots	28	149	215	(81)%	(87)%
Unimproved land	—	305	334	(100)%	(100)%
Developed lots for operative builders	142	—	—	n/m	n/m
Commercial lots	54	—	—	n/m	n/m
Other construction	—	30,788	1,520	(100)%	(100)%
Total land, lot and other construction	541	31,242	2,069	(98)%	(74)%
Owner occupied	3,778	1,739	1,784	117%	112%
Non-owner occupied	266	1,558	2,407	(83)%	(89)%
Total commercial real estate	4,044	3,297	4,191	23%	(4)%
Commercial and industrial	3,275	4,732	2,063	(31)%	59%
Agriculture	162	459	25,458	(65)%	(99)%
1st lien	2,963	2,197	5,984	35%	(50)%
Junior lien	78	87	18	(10)%	333%
Total 1-4 family	3,041	2,284	6,002	33%	(49)%
Home equity lines of credit	1,315	1,994	1,223	(34)%	8%
Other consumer	1,097	1,681	519	(35)%	111%
Total consumer	2,412	3,675	1,742	(34)%	38%
States and political subdivisions	21	1,733	375	(99)%	(94)%
Other	1,881	1,458	1,753	29%	7%
Total	$16,080	$50,566	$44,616	(68)%	(64)%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Mar 31, 2022	Mar 31, 2022
Pre-sold and spec construction	(4)	(15)	(7)	—	4
Land development	(21)	(233)	(75)	—	21
Consumer land or lots	(10)	(165)	(141)	—	10
Unimproved land	—	(241)	(21)	—	—
Total land, lot and other construction	(31)	(639)	(237)	—	31
Owner occupied	(386)	(423)	(54)	—	386
Non-owner occupied	(2)	(357)	(505)	—	2
Total commercial real estate	(388)	(780)	(559)	—	388
Commercial and industrial	(449)	41	80	33	482
Agriculture	(2)	(20)	(1)	—	2
1st lien	(9)	(331)	5	—	9
Junior lien	(78)	(650)	(47)	—	78
Total 1-4 family	(87)	(981)	(42)	—	87
Multifamily residential	—	(40)	—	—	—
Home equity lines of credit	(5)	(621)	25	—	5
Other consumer	55	236	46	122	67
Total consumer	50	(385)	71	122	72
Other	1,761	5,148	2,981	2,540	779
Total	$850	2,329	2,286	2,695	1,845

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